EXHIBIT 7(a)
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                              CUSTODIAN AGREEMENT

                                 BY AND BETWEEN

                           USAA LIFE INVESTMENT TRUST

                                      AND

                      STATE STREET BANK AND TRUST COMPANY


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                               TABLE OF CONTENTS
                                                                           Page

      Article 1.   Employment of Custodian and Property
                   To Be Held By It                                           2

      Article 2.   Duties of Custodian with Respect to Property
                   of Trust Held by Custodian                                 2

           Section 2.1       Holding Securities                               2
           Section 2.2       Delivery of Securities                           3
           Section 2.3       Registration of Securities                       8
           Section 2.4       Bank Accounts                                    9
           Section 2.5       Payments for Shares                              9
           Section 2.6       Availability of Federal Funds                   10
           Section 2.7       Collection of Income                            10
           Section 2.8       Payment of Trust Monies                         11
           Section 2.9       Liability for Payment in Advance of
                             Receipt of Securities Purchased                 14
           Section 2.10      Payments for Repurchases or Redemptions
                             of Shares of Trust                              14
           Section 2.11      Appointment of Agents                           15
           Section 2.12      Deposit of Trust Assets in Securities System    15
           Section 2.12A     Trust Assets Held in Custodian's
                             Direct Paper System                             18
           Section 2.13      Segregated Account                              20
           Section 2.14      Ownership Certificates for Tax Purposes         21
           Section 2.15      Proxies                                         21
           Section 2.16      Communications Relating to Portfolio
                             Securities                                      22
           Section 2.17      Proper Instructions                             22
           Section 2.18      Actions Permitted Without Express Authority     23
           Section 2.19      Evidence of Authority                           24
           Section 2.20      Reports to Trust by Custodian on Insurance
                             or Bonding                                      24

      Article 3.   Duties of Custodian with Respect to Books of Account and
                   Calculation of Net Asset Value and Net Income             25

      Article 4.   Records                                                   26


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      Article 5.   Opinion of Trust's Independent Public Accountants         26

      Article 6.   Reports to Trust by Independent Public Accountants        26

      Article 7.   Compensation of Custodian                                 27

      Article 8.   Responsibility of Custodian                               27

      Article 9.   Effective Period, Termination and Amendment               29

      Article 10.  Successor Custodian                                       30

      Article 11.  Interpretive and Additional Provisions                    32

      Article 12.  Additional Funds                                          33

      Article 13.  Massachusetts Law To Apply                                33

      Article 14.  Prior Agreements                                          33

      Article 15.  Shareholder Communications                                33


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                              CUSTODIAN AGREEMENT

         This Custodian Agreement (the "Agreement") between USAA Life Investment Trust (the "Trust"), a business trust organized and existing under the laws of the State of Delaware, having its principal place of business at 9800 Fredericksburg Road, San Antonio, Texas 78288, and State Street Bank and Trust Company (the "Custodian"), a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110.

                                  WITNESSETH:

         WHEREAS, the Trust is authorized to issue shares in separate Funds, with each such Fund representing interests in a separate portfolio of securities and other assets; and

         WHEREAS,  the Trust  intends to initially  offer shares in five Funds:
USAA Life Money Market Fund, USAA Life Income Fund, USAA Life Growth and Income Fund, USAA Life World Growth Fund, and USAA Life Diversified Assets Fund (the "Fund" or "Funds") such Funds together with all other Funds subsequently established by the Trust and made subject to this Agreement in accordance with
Article 12.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

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1.       Employment of Custodian and Property To Be Held by It

         The Trust hereby employs the Custodian as the custodian of the assets of the Funds of the Trust pursuant to the provisions of the Master Trust Agreement (the "Trust Agreement"). The Trust on behalf of the Funds agrees to deliver to the Custodian all assets, including securities and cash, of the Funds, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Funds from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Trust representing interests in the Funds, as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Trust and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall on behalf of the applicable Fund or Funds from time to time employ one or more sub-custodians, but only in accordance with and upon receipt of certified copy of an approving resolution of the Board of Trustees of the Trust on behalf of the applicable Fund or Funds, and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any subcustodian so employed than any such sub-custodian has to the Custodian.

2.       Duties  of  Custodian  with  Respect  to  Property  of  Trust  Held by
         Custodian

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by such Fund, other than

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         (a)  securities  which are  maintained  pursuant to Section  2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as (the "Securities System") and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.12A.

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Funds held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Trust on behalf of the applicable Funds, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases.

                  (1) Upon sale of such securities for the account of the Funds and receipt of payment therefore:

                  (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Funds and, in the case of repurchases that are effected through a Securities System, subject to the requirements of Section 2.12 hereof;

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                  (3)   In the case of a sale  effected  through  a  Securities
                        System,  in accordance  with the  provisions of Section
                        2.12 hereof;

                  (4) To the depository agent in connection with tender or other similar offers for securities of the Funds;

                  (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                  (6) To the issuer thereof, or its agent, for transfer into the name of the Funds or into the name of any nominee or nominees of the Custodian or into the nominee name of any agent appointed pursuant to Section 2.11 or into the nominee name of any subcustodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                  (7) Upon the sale of such securities for the account of the Funds, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall

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                        have  no  responsibility  or  liability  for  any  loss
                        arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

                  (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  (10) For delivery in connection with any loans of securities made by the Funds, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Funds, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for

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                        which  collateral is to be credited to the  Custodian's
                        account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be
                        held  liable  or   responsible   for  the  delivery  of
                        securities owned by the Funds prior to the receipt of such collateral;

                  (11) For delivery as security in connection with any borrowing by the Trust on behalf of the Funds requiring a pledge of assets by the Trust on behalf of the Funds, but only against receipt of amounts borrowed;

                  (12)    For delivery in  accordance  with the  provisions of
                           any agreement by the Trust on behalf of the Funds, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds of the Trust;

                   (13) For delivery in accordance with the provisions of any agreement by the Trust on behalf of the Funds, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission

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                           and/or  any   Contract   Market,   or  any   similar
                           organization or organizations, regarding account deposits in connection with transactions by the Funds of the Trust;

                  (14) For any other proper trust purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Fund or Funds, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Board signed by an Officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities of the Funds to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

                  In delivering any securities pursuant to this Section 2.2, the Custodian shall credit to the Account of the Fund which held such securities the cash or other property received thereof, except to the extent that the Custodian may be instructed otherwise by certified resolution meeting the requirements of paragraph (14) of this Section 2.2.

         2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Trust or in the name of any

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                  nominee  of the  Trust or in the name of any  nominee  of the
                  Custodian which nominee shall be assigned exclusively to the Trust, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Trust, or m the nominee name of any agent appointed pursuant to Section 2.11 or in the nominee name of any subcustodian appointed pursuant to Article 1, in either of which case, the nominee name shall be one used exclusively for the Trust. The Custodian shall clearly record on its records the Fund for which each security of the Trust is being held. All securities accepted by the Custodian on behalf of the Trust under the terms of this Agreement shall be in "street name" or other good delivery form.

                  If, however, the Trust directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Trust on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

         2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by

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                  it from or for the  accounts  of the  Trust,  other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940 (The "1940 Act"). Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under The 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         2.5 Payments for Shares. The Custodian shall receive from the applicable separate account of USAA Life Insurance Company (the "Separate Account"), and, on the date of receipt, deposit into the account of the appropriate Fund such payments for shares of that Fund issued or sold from time to time by the Trust. USAA Life or a third party administrator on its behalf shall cause such payments to be made to the Custodian. The Custodian will provide timely notification to the Trust and the Trust's Transfer Agent of any receipt by it of payments for shares of such Funds and the identity of the fund to which each such payment relates.

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         2.6      Availability of Federal Funds.  Upon mutual agreement between
                  the  Trust  on  behalf  of  each   applicable  Fund  and  the
                  Custodian, the Custodian shall, upon die receipt of Proper Instructions from the Trust on behalf of a Fund, make federal funds available to such Fund as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for shares of such Fund which are deposited into the Fund's account.

         2.7 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent, or are held in a Securities System on such date of payment, and shall credit such income, as collected, to such Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Fund on securities loaned pursuant to the provisions of
                  Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for

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                  the timely  delivery to the  Custodian of the income to which the Fund is properly entitled.

         2.8 Payment of Trust Monies. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

                  (1)    Upon   purchase  of   securities,   options,   futures
                         contracts or options on futures contracts for the account of the Funds but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose pursuant to Section 2.11 hereof, registered in the manner required for such instruments to be held pursuant to this Agreement or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the

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                         conditions set forth in Section 2.12A; (d) in the case
                         of repurchase agreements entered into between the Trust on behalf of the Funds and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or for securities purchased through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (ii) through
                         agreement   by  the   Custodian   or  other   bank  or
                         broker-dealer to repurchase such securities from the Funds or (iii) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 2.17;

                  (2) In connection with conversion, exchange or surrender of securities owned by the Funds as set forth in
                         Section 2.2 hereof;

                  (3) For the redemption or repurchase of Shares issued by the Funds as set forth in Section 2.10 hereof;

                  (4) For the payment of any expense or liability incurred by the Funds, including but not limited to the following payments for the account of the Funds: interest, taxes, management, accounting, transfer agent and

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                         legal  fees,  and  operating  expenses  of  the  Trust
                         whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                  (5) For the payment of any dividends on shares of the Funds declared pursuant to the governing documents of the Trust;

                  (6) For payment of the amount of dividends received in respect of securities sold short by a Fund;

                  (7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the Funds, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an Officer of the Trust and certified by its Secretary or Assistant Secretaries, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose, and naming the person or persons to whom such payment is to be made.

         2.9 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of securities for the account of a Fund is made by the

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                  Custodian in advance of receipt of the  securities  purchased
                  (i.e., in advance of the time specified in Section 2.8(1)) in the absence of specific written instructions from the Trust on behalf of such Fund or Funds to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

         2.10 Payments for Repurchases or Redemptions of Shares of Trust. From such funds as may be available for the purpose but subject to the limitations of the Trust Agreement and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of Proper Instructions, make funds available for payment to holders of shares who have delivered to the Trust's Transfer Agent a request for redemption or repurchase of the shares. In connection with the redemption or repurchase of shares of a Fund, the Custodian is authorized upon receipt of Proper Instructions to wire funds to or through a commercial bank designated by the redeeming shareholders.

         2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

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         2.12     Deposit of Trust Assets in Securities  System.  The Custodian
                  may deposit and/or maintain securities owned by a Fund in a clearing agency registered with the Securities and Exchange Commission (the "Commission") under Section 17A of the Exchange Act, which acts as a securities depository, or in the book entry system authorized by the U.S. Department of
                  the  Treasury  and  certain   federal   agencies,   known  as
                  Securities System in accordance with applicable Federal Reserve Board and Commission rules and regulations, if any, and subject to the following provisions:

                  (1) The Custodian may keep securities of the Funds in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as fiduciary, custodian or otherwise for customers;

                  (2) The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identity by book entry those securities belonging to the Funds;

                  (3) The Custodian shall pay for securities purchased for the account of the Funds upon (i) receipt of written advice from the Securities System that such securities have been transferred to the Account, and
                           (ii) the making of

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                           an entry on the records of the  Custodian to reflect
                           such payment and transfer for the account of the Funds. The Custodian shall transfer securities sold for the account of the Funds upon (i) receipt of written advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advice from the Securities System of transfers of securities for the account of the Funds shall identity the Fund, be maintained for the Funds by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust on behalf of the Funds confirmation of each transfer to or from the account of the Funds in the form of a written advice or notice and shall furnish to the Trust on behalf of the Funds copies of daily transaction sheets reflecting each day's
                           transactions  in  the  Securities   System  for  the
                           account of the Fund. The Custodian shall comply with all requirements of Rule 17f-4(d)(3) under the 1940 Act;

                  (4) The Custodian shall provide the Trust for the Funds with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System. The Custodian shall send to the Trust such reports on their own systems of internal accounting control as the Trust may reasonably request from time to time; the Custodian shall send to the Trust such reports automatically whenever there is a material change in any such system;

                  (5) The Custodian shall have received from the Trust on behalf of the Funds the initial certificate required by Article 9 hereof;

                  (6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Funds for any loss or damage to the Funds resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it or the Trust may have against the Securities System or any guaranty or insurance fund; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian or any agent with respect to any claim against the Securities System or any other person or fund which the Custodian or agent may have as a consequence of any such loss or damage if and to the extent that the Funds have not been made whole for any such loss or damage.

         2.12A Trust Assets Held in Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Fund in the Direct Paper System of the Custodian subject to the following provisions:

                  (1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Trust on behalf of the Funds;

                  (2) The Custodian may keep securities of the Funds in the Direct Paper System only if such securities are represented in an Account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                  (3) The records of the Custodian with respect to securities of the Funds which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Funds;

                  (4) The Custodian shall pay for securities purchased for the account of the Funds upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Funds. The Custodian shall transfer securities sold for the account of the Funds upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Funds;

                  (5) The Custodian shall furnish the Trust on behalf of the Funds confirmation of each transfer to or from the account of the Funds, in the form of a written advice or notice, in the Direct Paper System on the next business day following such transfer and shall furnish to the Trust on behalf of the Funds copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Funds;

                  (6) The Custodian shall provide the Trust on behalf of the Funds with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

         2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Trust on behalf of each applicable Fund establish and maintain a segregated account or accounts for and on behalf of each such Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 or 2.12A hereof, (i) in accordance with the provisions of any agreement by the Trust on behalf of the Funds, the Custodian, and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered
                  contract   market),   or  of  any  similar   organization  or
                  organizations, regarding escrow or other arrangements in connection with transactions by the Funds, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Funds or commodity futures contracts or options thereon purchased or sold by the Funds, (iii) for the purposes of compliance by the Trust and Funds with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of segregated accounts by registered investment companies, (iv) to hold securities subject to repurchase agreements, to the extent that certificates for such securities are held in physical custody, and (v) for other proper trust purposes, but only, in the case of clause (v) upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Fund, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an Officer of the Trust and certified by the Secretary or Assistant Secretaries, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

         2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Fund held by it and in connection with transfers of securities.

         2.15 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such Securities, if the securities are registered otherwise than in the name of the Funds or a nominee of the Funds, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Funds such proxies, all proxy soliciting materials and all notices relating to such securities.

         2.16 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust for each Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Funds and the maturity of future contracts purchased or sold by the Funds) received by the Custodian from issuers of the securities being held for the Funds. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Funds all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Funds desire to take action with respect to any tender offer, exchange offer or any other similar transaction, the Funds shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

         2.17 Proper Instructions. Proper Instructions as used throughout this Article 2 means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or Assistant Secretaries as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Funds' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with
                  Section 2.13.

         2.18 Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Fund:

                  (1) make payments (not to exceed $3,000 with respect to any Fund before an accounting shall be made to the Trust) to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust on behalf of the Funds;

                  (2)      surrender   securities   in   temporary   form   for
                           securities in definitive form;

                  (3) endorse for collection, in the name of the Funds, checks, drafts and other negotiable instruments; and

                  (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Funds except as otherwise directed by the Board of Trustees of the Trust.

         2.19 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by an authorized person by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any actions by the Board of Trustees pursuant to the Trust Agreement as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

         2.20 Reports to Trust by Custodian on Insurance or Bonding. The Custodian shall furnish annually to the Trust information concerning what insurance or bonding coverage is applicable to the Trust's securities. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval of this Agreement. In addition, the Custodian will promptly inform the Trust in the event of any material adverse change in its financial condition or any material loss of the assets of the Trust.

         3. Duties of Custodian with Respect to Books of Account and Calculation of Net Asset Value and Net Income

                  The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares of each Fund or, if directed in writing to do so by the Trust on behalf of the Funds, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Funds as described in the Trust's currently effective

         Prospectus related to such Funds and shall advise the Trust and the TPA for the Separate Account daily of the total amounts of such net income and, if instructed in writing by an Officer of the Trust to do so, shall advise the TPA for the Separate Account periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Fund.

         4.       Records

                  The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 3 la-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized Officers, employees or agents of the Trust and employees and agents of the Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations or provide such other information as the Trust may reasonably request.

         5.       Opinion of Trust's Independent Public Accountants

                  The Custodian shall take all reasonable action, as the Trust on behalf of each applicable

         Fund may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-lA and Form N-SAR or other annual reports to the Commission and with respect to any other requirements of such Commission.

         6.       Reports to Trust by Independent Public Accountants

                  The Custodian shall provide the Trust, on behalf of each of the Funds at such times as the Trust may reasonably require, with reports by the Custodian or by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on future contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

         7.       Compensation of Custodian

                  The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between the Trust on behalf of each applicable Fund and the Custodian.

         8.       Responsibility of Custodian

                  So long as and to the extent that it is in the exercise of reasonable care; the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any future commission merchant acting pursuant to the terms of a three-party future or options agreement. Notwithstanding anything to the contrary elsewhere in this Agreement, the Custodian shall be responsible for all damages and expenses actually incurred as a result of the negligent action, negligent inaction, or willful misconduct of the Custodian, any agent appointed by the Custodian pursuant to
         Section 2.11, or any of their officers, agents, nominees, or employees, in the performance of any function hereunder, including, without limitation, reasonable attorney fees and investigation expenses; but the Custodian shall be indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel reasonably acceptable to the Trust (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

                  If the Trust on behalf of a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Funds being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Funds, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

                  If  the  Trust  requires  the  Custodian,   its   affiliates,
         subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumes settlement) for the benefit of a Fund or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities (excluding the Custodian's operating overhead and taxes arising generally out of the Custodian's business) in connection with the performance of this Agreement, except such as may arise from its or its officers', employees', agent's or nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefore and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement.

         9.       Effective Period, Termination and Amendment

                  This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument m writing delivered or mailed by registered mail, postage prepaid to the other party, such termination to take effect not sooner than thirty days after the date of such delivery or mailing; provided, however, that the Custodian shall not with respect to a Fund act under
         Section 2.12
         hereof in the absence of receipt of an initial certificate of the Secretary or Assistant Secretaries that the Board of Trustees of the Trust has approved the initial use of a particular Securities System by such Fund as required in each case by Rule 17f-4 under The 1940 Act, as amended, and that the Custodian shall not with respect to a Fund act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or Assistant Secretaries that the Board of Trustees has approved the initial use of the Direct Paper System by such Fund; provided further, however, that the Trust shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Trust Agreement, and further provided, that the Trust on behalf of one of more of the Funds may be at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or
         (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

                  Upon termination of the Agreement, the Trust on behalf of each applicable Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall Likewise reimburse the Custodian for its costs, expenses and disbursements in discharging its responsibilities hereunder, excluding the Custodian's operating overhead.

         10.      Successor Custodian

         If a successor custodian for the Trust or one or more of the Funds shall be appointed by the Board of trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities or other assets of each applicable Fund then held by it its agents, or subcustodians hereunder, shall transfer to an account of the successor custodian or subcustodian all of the securities of each such Fund held in a Securities System, and shall cause all securities held by sub-custodians to be transferred to the accounts of the successor custodian or its sub-custodians, as the successor custodian may direct.

               If no such successor custodian shall he appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

               In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement, on behalf of each applicable Fund and to transfer to an account of such successor custodian all of the securities of each such Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

                  In the event that securities, funds and other properties remain in the possession of the Custodian, or in the Custodian's account with a Securities System, after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

         11.      Interpretive and Additional Provisions

                  In connection with the operation of this Agreement, the Custodian and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         12.      Additional Funds.

                  In the event that the Trust establishes one or more series of shares in a Fund or Funds in addition to USAA Life Money Market Fund, USAA Life Income Fund, USAA Life Growth and Income Fund, USAA Life World Growth Fund, and USAA Life Diversified Assets Fund with respect to which it desires to have the Custodian render services as Custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of shares shall become a Fund hereunder.

         13.      Massachusetts Law To Apply

         This  Agreement   shall  be  construed  and  the  provisions   thereof
         interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

         14.      Prior Agreements

                  This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Trust on behalf of each of the Funds and the Custodian relating to the custody of the Trust's assets.

         15.      Shareholder Communications

                  Rule 14b-2 under the Exchange Act requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holding of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the

         Custodian needs the Trust to indicate whether it authorizes the Custodian to provide the Trust's name, address, and share position to requesting companies whose securities the Trust owns. If the Trust tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any Funds or Accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

                  YES  [ ]    The Custodian is authorized to release the Fund's
                              Fund's name, address, and share positions.

                  NO   [X ]   The  Custodian  is  not authorized to release the
                              Fund's name, address, and share positions.

                  IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its s name and on its behalf by its duly authorized representative as of the date below.

        Dated:           ATTEST                      USAA LIFE INVESTMENT TRUST


        This 16th        By: /s/ R.T. Halinski, Jr.    By: /s/ Edwin L. Rosane
             ----            ------------------            --------------------
        Day of Dec.          R.T. Halinski, Jr.            Edwin L. Rosane
        1994.                Secretary                     President & CEO



        Dated:          ATTEST                              STATE STREET
                                                      BANK AND TRUST COMPANY


        This 14th        By: /s/(illegible)            By: /s/ Ronald E. Logue
        Day of Nov.          -----------------             --------------------
        1994.                                              Ronald E. Logue


45707

                                 EXHIBIT 7(b)

                      AMENDMENT TO THE CUSTODIAN AGREEMENT


                                 BY AND BETWEEN


                           USAA LIFE INVESTENNT TRUST


                                      AND


                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS


AMENDMENT TO THE CUSTODIAN AGREEMENT

Section      1.     Appointment of Foreign Sub-Custodians                     2

Section      2.     Assets To Be Held                                         2

Section      3.     Foreign Securities Depositories                           3

Section      4.     Segregation of Securities                                 3

Section      5.     Agreements with Foreign Banking Institutions              4

Section      6.     Access of Independent Accountants of the Trust            5

Section      7.     Reports by Custodian                                      5

Section      8.     Transactions in Foreign Custody Account                   6

Section      9.     Liability of Foreign Sub-Custodians                       7

Section     10.     Liability of Custodian                                    8

Section     11.     Reimbursement for Advances                                9

Section     12.     Monitoring Responsibilities                               9

Section     13.     Branches of U.S. Banks                                   13

Section     14.     Applicability of Custodian Agreement                     14

                      AMENDMENT TO THE CUSTODIAN AGREEMENT

      AGREEMENT made by and between the State Street Bank and Trust Company (the "Custodian") and USAA Life Investment Trust (the "Trust").

      WHEREAS, the Custodian and the Trust are parties to a Custodian Agreement dated ___________ 1994, (the "Agreement") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Trust; and

      WHEREAS, the Custodian and the Trust desire to amend the Trust's Agreement to provide for the maintenance of the foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under Investment Company Act of 1940 (the "1940 Act");

      NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Trust hereby amend the Agreement by the addition of the following terms conditions:

         1.       Appointment of Foreign Sub-Custodians

          The Trust hereby authorizes and instructs the Custodian to employ as subcustodians for the Trust's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories specifically approved by the Trust's Board of Trustees and authorized by the Trust's Board of Trustees, as evidenced by a certified resolution to be designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 2.17 of the Agreement, together with a certified resolution of the Trust's Board of Trustees, the Custodian and the Trust may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodians. By delivery of Proper Instructions, the Trust may instruct the Custodian to cease the employment of any one or more of such sub-custodians for maintaining custody of the Trust's assets.

         2.       Assets To Be Held

          The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule

17f-5 under the 1940 Act, and (b) cash and cash equivalents in such amounts as the Custodian or the Trust may determine to be reasonably necessary to effect the Trust's foreign securities transactions. The Custodian shall cause cash held by foreign sub-custodians to be in interest bearing accounts, to the extent practicable.

         3.       Foreign Securities Depositories

                  Except as may otherwise be agreed upon in writing by the Custodian and the Trust, assets of the Trust shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 5 hereof.

         4.       Segregation of Securities

                  The Custodian shall identify on its books as belonging to each applicable Fund of the Trust, the foreign securities of such Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Trust for each applicable Fund and physically segregate in that account, securities and other assets of the Trust, and in the event that such institution deposits the Trust's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Trust, the securities so deposited.

         5.       Agreements with Foreign Banking Institutions

                  Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that:
(a) the Trust's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Trust's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Fund of the Trust; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Trust, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Trust held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents. The procedures established by the Custodian for giving "Instructions" (as defined in its agreements with foreign sub-custodians) to foreign sub-custodians shall provide that the foreign sub-custodian may rely only on instructions that bear the signature of an authorized person or are accompanied by an appropriate identification code or test key established by the Custodian and the foreign sub-custodian. Any instructions given otherwise than in hard copy form will be promptly confirmed by duplicate hard copy instructions from the Custodian to the foreign sub-custodian.

         6.       Access of Independent Accountants of the Trust

                  Upon request of the Trust, the Custodian will use its best efforts to arrange for the independent public accountants of the Trust to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

         7.       Reports by Custodian

                  The Custodian will supply to the Trust from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Trust held by foreign sub-custodians, including but not limited to an identification of entities having possession of each Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Fund indicating, as to securities acquired for a Fund, the identity of the entity having physical possession of such securities.


         8.       Transactions in Foreign Custody Account

                  (a) Except as  otherwise  provided in  paragraph  (b) of this
Section 8, the provisions of Section 2.2 and 2.8 of the Agreement shall apply, mutatis mutandis to the foreign securities of the Trust held outside the United States by foreign sub-custodians.

                  (b) Notwithstanding any provision of the Agreement to the contrary, settlement and payment for securities received for the account of the Trust and delivery of securities maintained for the account of the Trust may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the reasonable expectation of receiving later payment for such securities from such purchaser or dealer.

                  (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of the Agreement, and the Trust agrees to hold any such nominee harmless from any liability arising solely out of its status as a holder of record of such securities, provided that such liability did not result from the negligence or willful misconduct of the Custodian, sub-custodian, nominee, or any of their officers, employees or agents.

         9.       Liability of Foreign Sub-Custodians

                  Each agreement pursuant to which the Custodian employs a foreign banking institution as foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Trust from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution or foreign securities depository or guaranty or insurance fund as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim.

         10.      Liability of Custodian

                  The Custodian shall be liable for the acts or omissions of a foreign banking institution or foreign securities depository to the same extent as set forth with respect to sub- custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this Section 10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Trust for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

         11.      Reimbursement for Advances

                  If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liability (excluding the Custodian's operating overhead and taxes arising generally out of the conduct of the Custodian's business) in connection with the performance of this Agreement, except such as may arise from its or its officers', employees', agent's or nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefore and should the Trust fall to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement.

         12.      Monitoring Responsibilities

                  The Custodian shall furnish annually to the Trust, during the month of June, information concerning the foreign sub-custodians employed by the Custodian, which shall include information concerning what insurance or bonding coverage is applicable to the Trust's foreign securities. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval of this amendment to the Agreement. In addition, the Custodian will promptly inform the Trust in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Trust or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission if notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S.

accounting principles).

         The Custodian shall use its best efforts to cause each foreign sub-custodian to:

         (i) take such steps as may be necessary to secure or otherwise prevent the loss of rights attached to or otherwise relating to the Trust's foreign securities;

         (ii) collect dividend, interest and other income payments made and stock dividends, rights and similar securities paid or issued with respect to the Trust's foreign securities and collect and hold all such payments, stock dividends, rights and similar items for the account of the Trust;

         (iii) present for payment the Trust's foreign securities that are called, redeemed, or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation and hold the amounts received for the account of the Trust;

         (iv) execute such ownership and other certificates as may be required to obtain payment in respect of the Trust's foreign securities; and

         (v) exchange interim receipts or temporary securities for the Trust's foreign securities for definitive securities.

The Custodian shall promptly notify the Trust if it becomes aware that any foreign sub-custodian has failed or is failing to take any of the foregoing actions, or has attempted but unsuccessfully to take any of the foregoing actions.

         The Custodian shall also promptly notify the Trust if it becomes aware of any failure of a foreign sub-custodian to fulfill any of its other obligations under its agreement with the Custodian, any circumstances that might cause the continued use of a foreign sub-custodian to be inconsistent with the requirements of Rule 17f-5 under the 1940 Act or with any action of the Trust's Board of Trustees in connection therewith, of any other circumstances or information of which the Custodian becomes aware and which might materially increase the risk of loss to the Trust of continuing to use a sub-custodian or continuing to maintain assets in a foreign country.

         The  Custodian  shall  promptly  furnish  the Trust with a copy of any
reports   received   by  the   Custodian   in   connection   with  any  foreign
sub-custodian's system of internal accounting controls as they relate to the Trust's assets.

         The Custodian will promptly notify the Trust upon receiving notices, reports or proxies or otherwise becoming aware of corporate developments affecting assets held by foreign subcustodians (including, but not limited to, calls for redemption, notices of maturities, mergers, consolidations, reorganizations, recapitualizations, tender offers, rights offerings, exchanges, subscriptions, and other offerings) and promptly transmit to the Trust copies of all communications and information received by the Custodian in these regards. The Custodian will do all things reasonably within its control in order to assure that proxies relating to the Trust's assets held by the foreign sub-custodian may be voted, to the extent that the Trust may legally do so.

         13.      Branches of U.S. Banks

                  (a) Except as other wise set forth in this amendment to the Agreement, the provisions hereof shall not apply where the custody of the Trust's assets is maintained in a foreign branch of a banking institution that is a "bank" as defined by Section 2(a)(5) of the 1940 Act meeting the qualification set forth in Section 26(a) of the said 1940 Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of the Agreement.

                  (b) Cash held for the Trust in the United Kingdom shall be maintained in an interest bearing account established for the Trust with the Custodian's London Branch, which Account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

14.   Applicability of Custodian Agreement

                  Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date below.

Dated:              ATTEST                           USAA LIFE INVESTMENT TRUST


This 16th           By:/s/R.T. Halinski, Jr.         By: /s/Edwin L. Rosane
day of Dec.            ----------------------            ----------------------
1994.                  R.T. Halinski, Jr                 Edwin L. Rosane
                       Secretary                         President & CEO


                                                             STATE STREET
Dated:              ATTEST                            BANK AND TRUST COMPANY

This 14th           By: /s/(illegible)                By: /s/ Ronald E. Logue
day of  Nov.            ---------------------             --------------------
1994.

                                                                      EXHIBIT I

                             SUBCUSTODIAN AGREEMENT

         AGREEMENT made this ___ day of _________, 19___ , between State Street Bank and Trust Company, A massachusetts Trust Company (hereinafter referred to as the "Custodian"), having its principal place of business at 225 Franklin Street, Boston, MA, _________________________________ and (hereinafter referred to as the "Subcustodian") , a organized under the laws of ___________________and having an office at

         WHEREAS, Custodian has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, collective investment undertakings, investment companies subject to the U.S. Investment Company Act of 1940, as amended, and employee benefit plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended;

         WHEREAS, Custodian wishes to establish Account (the "Account") with the Subcustodian to hold and maintain certain property for which Custodian is responsible as custodian; and

         WHEREAS, Subcustodian agrees to establish the Account and to hold and maintain all Property in the Account in accordance with the terms and conditions herein set forth.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and the Subcustodian agree as follows:

I.       THE ACCOUNT

         A. ESTABLISHMENT OF THE ACCOUNT. Custodian hereby requests that Subcustodian establish for each client of the Custodian an Account which shall be composed of:

                  1.  A  Custody   Account  for  any  and  all  Securities  (as
hereinafter defined) from time to time received by Subcustodian therefor, and

                  2. A Deposit Account for any and all Cash (as hereinafter defined) from time to time received by Subcustodian therefor.

         B. USE OF THE ACCOUNT. The Account shall be used exclusively to hold, acquire, transfer or otherwise care for, on behalf of Custodian as custodian and the customers of Custodian and not for Custodian's own interest, Securities and such Cash or cash equivalents as are transferred to Subcustodian or as are received in payment of any transfer of, or as payment on, or interest on, or dividend from, any such Securities (herein collectively called "Cash").

         C. TRANSFER OF PROPERTY IN THE ACCOUNT. Beneficial ownership of the Securities and Cash in the Account shall be freely transferable without payment of money or value other than for safe custody and administration.

         D. OWNERSHIP AND SEGREGATION OF PROPERTY IN THE ACCOUNT. The ownership of the property in the Account, whether Securities, Cash or both, and whether any such property is held by Subcustodian in an Eligible Depository, shall be clearly recorded on Subcustodian's books as belonging to Custodian on behalf of Custodian's customers, and not for Custodian's own interest and, to the extent that Securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Subcustodian, the assets of Custodian in its individual capacity and the assets of Subcustodian's other customers. In addition, Subcustodian shall maintain such other records as may be necessary to identify the property hereunder as belonging to each Account.

         E. REGISTRATION OF SECURITIES IN THE ACCOUNT. Securities which are eligible for deposit in a depository as provided for in Paragraph III may be maintained with the depository in an account for Subcustodian's customers. Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of Subcustodian or in the name of Subcustodian's nominee, unless alternate Instructions are furnished by Custodian.

II.      SERVICES TO BE PROVIDED BY THE SUBCUSTODIAN

         The services Subcustodian will provide to Custodian and the manner in which such services will be performed will be as set forth below in this Agreement.

         A. SERVICES PERFORMED PURSUANT TO INSTRUCTIONS. All transactions involving the Securities and Cash in the Account shall be executed solely in accordance with Custodian's Instructions as that term is defined in Paragraph IV hereof, except those described in paragraph B below.

         B. SERVICES TO BE PERFORMED WITHOUT INSTRUCTIONS. Subcustodian will, unless it receives Instructions from Custodian to the contrary:

                  1. COLLECT CASH. Promptly collect and receive all dividends, income, principal, proceeds from transfer and other payments with respect to property held in the Account, and present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, and credit Cash receipts therefrom to the Deposit Account.

                  2. EXCHANGE SECURITIES. Promptly exchange Securities where the exchange is purely ministerial including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves.

                  3. SALE OF RIGHTS AND FRACTIONAL INTERESTS. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, Subcustodian will promptly endeavor to obtain Custodian's Instructions, but should these not be received in time for Subcustodian to take timely action, Subcustodian is authorized to sell such rights entitlement or fractional interest and to credit the Account.

                  4. EXECUTE CERTIFICATES. Execute in Custodian's name for the Account, whenever Subcustodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Securities held in the account.

                  5. PAY TAXES AND RECEIVE REFUNDS. To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on the property in the Account by any governmental authority, and to take all steps necessary to obtain all tax exemptions, privileges or other benefits, including reclaiming and recovering any foreign withholding tax, relating to the Account and to execute any declaration, affidavits, or certificates of ownership which may be necessary in connection therewith.

                  6. PREVENT LOSSES. Take such steps as may be reasonably necessary to secure or otherwise prevent the loss of, entitlements attached to or otherwise relating to property held in the Account.

         C.       ADDITIONAL SERVICES

                  1. TRANSMISSION OF NOTICES OF CORPORATE ACTION. By such means as will permit Custodian to take timely action with respect thereto, Subcustodian will promptly notify Custodian upon receiving notices or reports, or otherwise becoming aware, of corporate action affecting Securities held in the Account (including, but not limited to, calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tender offers, rights offerings, exchanges, subscriptions and other offerings) and dividend, interest and other income payments relating to such Securities.

                  2.  COMMUNICATIONS  REGARDING  THE EXERCISE OF  ENTITLEMENTS.
Upon request by Custodian, Subcustodian will promptly deliver, or cause any Eligible Depository authorized and acting hereunder to deliver, to Custodian all notices, proxies, proxy soliciting materials and other communications that call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) relating to Securities held in the Account to the extent received by Subcustodian or said Eligible Depository, such proxies or any voting instruments to be executed by the registered holder of the Securities, but without indicating the manner in which such Securities are to be voted.

                  3. MONITOR FINANCIAL SERVICE. In furtherance of its obligations under this Agreement, Subcustodian will monitor a leading financial service with respect to announcements and other information respecting property held in the Account, including announcements and other information with respect to corporate actions and dividend, interest and other income payments.

III.     USE OF SECURITIES DEPOSITORY

Subcustodian may, with the prior written approval of Custodian, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (a) the central system for handling of designated securities or equivalent book entries in ____________________________________________________________________________
or (b) a transnational system for the central handling of securities or equivalent book entries (herein called "Eligible Depository"), provided however, that, while so maintained, such Securities shall be subject only to the directions of Subcustodian, and that Subcustodian duties, obligations and responsibilities with regard to such Securities shall be the same as if such Securities were held by Subcustodian on its premises.

IV.      CLAIMS AGAINST PROPERTY IN THE ACCOUNT

The property in the account shall not be subject to any right, charge, security interest, lien or claim of any kind (collectively "Charges") in favor of Subcustodian or any Eligible Depository or any creditor of Subcustodian or of any Eligible Depository except a claim for payment for such property's safe custody or administration in accordance with the terms of this Agreement. Subcustodian will immediately notify Custodian of any attempt by any party to assert any Charge against the property held in the Account and shall take all lawful actions to protect such property from such Charges until Custodian has had a reasonable time to respond to such notice.

V.       SUBCUSTODIAN'S WARRANTY

Subcustodian represents and warrants that:

         (A) It is a branch of a "qualified U.S. bank" or an "eligible foreign custodian" as those terms are defined in Rule 17f-5 of the Investment Company Act of 1940, a copy of which is attached hereto as Attachment A (the "Rule"), and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify under the Rule as currently in effect or as hereafter amended, or

         (B) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission which order permits Custodian to employ Subcustodian notwithstanding the fact that Subcustodian fails to qualify under the terms of the Rule, and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, if for any reason it is no longer covered by such exemptive order.

Upon receipt of any such notification required under (A) or (B) of this section, Custodian may terminate this Agreement immediately without prior notice to Subcustodian.

VI.      DEFINITIONS

         A.       INSTRUCTIONS.  The term "Instructions" means:

                  1. instructions in writing signed by authorized individuals designated as such by Custodian;

                  2.   telex or tested telex instructions of Custodian;

                  3. other forms of instructions in computer readable form as shall customarily be used for the transmission of like information, and

                  4. such other forms of communication as from time to time may be agreed upon by Custodian and Subcustodian, which Subcustodian believes in good faith to have been given by Custodian or which are transmitted with proper testing or authentication pursuant to terms and conditions which Custodian may specify.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Subcustodian shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of Subcustodian. Subcustodian in executing all Instructions will take relevant action in accordance with accepted industry practice and local settlement practice.

         B. ACCOUNT. The term "Account" means collectively the Custody Account, and the Deposit Account.

         C. SECURITIES. The term "Securities" includes, without limitation, stocks, shares, bonds, debentures, debt securities (convertible or non-convertible), notes, or other obligations or securities and any certificates, receipts, futures contracts, foreign exchange contracts, options, warrants, scrip or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

VII.     MISCELLANEOUS PROVISIONS

         A. STATEMENTS REGARDING THE ACCOUNT. Subcustodian will supply Custodian with such statements regarding the Account as Custodian may request, including the identity and location of any Eligible Depository authorized and acting hereunder. In addition, Subcustodian will supply Custodian an advice or notification of any transfers of Securities to or from the Account indicating, as to Securities acquired for the Account, if applicable, the Eligible Depository having physical possession of such Securities.

         B. EXAMINATION OF BOOKS AND RECORDS. Subcustodian agrees that its books and records relating to the Account and Subcustodian's actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of Custodian including (to the extent permitted under the law of ______________ ________________________) the independent public accountants for any customer of Custodian whose property is being held hereunder and such books and records shall be retained for such period as shall be agreed upon by Custodian and Subcustodian.

As Custodian may reasonably request from time to time, Subcustodian will furnish its auditor's reports on its system of internal controls, and Subcustodian will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

         C. STANDARD OF CARE. In holding, maintaining, servicing and disposing of Property under this Agreement, and in fulfilling any other obligations hereunder, Subcustodian shall exercise the same standard of care that it exercises over its own assets, PROVIDED that Subcustodian shall exercise at least the degree of care and maintain adequate insurance as expected of a prudent professional Subcustodian for hire and shall assume the burden of proving that it has exercised such care in its maintenance of Property held by Subcustodian in its Account. The maintenance of the Property in an Eligible Depository shall not affect Subcustodian's standard of care, and Subcustodian will remain as fully responsible for any loss or damage to such securities as if it had itself retained physical possession of them. Subcustodian shall also indemnify and hold harmless Custodian and each of Custodian's customers from and against any loss, damage, cost, expense, liability or claim (including reasonable attorney's fees) arising out of or in connection with the improper or negligent performance or the nonperformance of the duties of Subcustodian.

Subcustodian shall be responsible for complying with all provisions of the law of , or any other law, applicable to Subcustodian in connection with its duties hereunder, including (but not limited to) the payment of all transfer taxes or other taxes and compliance with any currency restrictions and securities laws in connection with its duties as Subcustodian.

         D. LOSS OF CASH OR SECURITIES. Subcustodian agrees that, in the even of any loss of Securities or Cash in the Account, Subcustodian will use its best efforts to ascertain the circumstances relating to such loss and will promptly report the same to Custodian and shall use every legal means available to it to effect the quickest possible recovery.

         E. COMPENSATION OF SUBCUSTODIAN. Custodian agrees to pay to Subcustodian from time to time such compensation for its services and such out-of-pocket or incidental expenses of Subcustodian pursuant to this Agreement as may be mutually agreed upon in writing from time to time.

         F. OPERATING REQUIREMENTS. The Subcustodian agrees to follow such Operating Requirements as the Custodian may establish from time to time. A copy of the current Operating Requirements is attached as Attachment B to this Agreement.

         G. TERMINATION. This Agreement may be terminated by Subcustodian or Custodian on 60 days' written notice to the other party, sent by registered mail, provided that any such notice, whether given by Subcustodian or Custodian, shall be followed within 60 days by Instructions specifying the names of the persons to whom Subcustodian shall deliver the Securities in the Account and to whom the Cash in the account shall be paid. If within 60 days following the giving of such notice of termination, Subcustodian does not receive such Instructions,

Subcustodian shall continue to hold such Securities and Cash subject to this Agreement until such Instructions are given. The obligations of the parties under this Agreement shall survive the termination of this Agreement.

         G. NOTICES. Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, telex, SWIFT, or other mutually agreed telecommunication methods to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph)

               To Subcustodian:

               To Custodian:      State Street Bank and Trust Company
                                  Securities Operations/
                                  Network Administration
                                  P.O. Box 1631
                                  Boston, MA 02105

         H. CONFIDENTIALITY. Subcustodian and Custodian shall each use its best efforts to maintain the confidentiality of the property in the Account and the beneficial owners thereof, subject, however, to the provisions of any laws, requiring disclosure. In addition, Subcustodian shall safeguard any test keys, identification codes or other security devices which Custodian shall make available to it. The Subcustodian further agrees it will not disclose the existence of this Agreement or any current business relationship unless compelled by applicable law or regulation or unless it has secured the Custodian's written consent.

         I. ASSIGNMENT. This Agreement shall not be assignable by either party but shall bind any successor in interest of Custodian and Subcustodian respectively.

         J. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of . To the extent inconsistent with this Agreement or Custodian's Operating Requirements as attached hereto, Subcustodian's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.


CUSTODIAN: STATE STREET BANK AND TRUST COMPANY

By:________________________

Date_______________________


AGREED TO BY SUBCUSTODIAN



By:_________________________

Date:_______________________
                                       6